Exhibit 99.1

Press Release
Gulfport Energy Corporation Reports First Quarter 2018 Results

OKLAHOMA CITY (May 8, 2018) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today reported financial and operational results for the quarter ended March 31, 2018 and provided an update on its 2018 activities. Key information includes the following:

•	Net production averaged 1,288.6 MMcfe per day during the first quarter of 2018.

•	Net income of $90.1 million, or $0.50 per diluted share, for the first quarter of 2018.

•	Adjusted net income (as defined and reconciled below) of $101.9 million, or $0.56 per diluted share, for the first quarter of 2018.

•	Adjusted EBITDA (as defined and reconciled below) of $247.9 million for the first quarter of 2018.

•	Reduced unit operating expense, including lease operating expense, midstream gathering and processing expense, production tax expense and general and administrative expense, for the first quarter of 2018 by 11% to $0.88 per Mcfe from $0.99 per Mcfe for the fourth quarter of 2017.

•	Completed previously announced stock repurchase program of $100 million during first quarter of 2018 by acquiring 9.7 million shares.

•	Expanded stock repurchase program to acquire up to an additional $100 million of outstanding common stock during 2018 for a total of $200 million.

•	Sold 25% equity interest in Strike Force Midstream LLC (“Strike Force”) for $175 million.

•	Reduced 2018 non-drilling and completion (“D&C”) capital expenditures by $20 million following the sale of Gulfport’s equity interest in Strike Force.

•	Budgeted 2018 total capital expenditures to be in the range of $750 million to $815 million and funded within cash flow.

•	Increased forecasted 2018 production and estimate 2018 full year net production to average 1,310 MMcfe to 1,340 MMcfe per day, an increase of approximately 20% to 23% over the average daily net production of 1,089.2 MMcfe per day during 2017.

•	Currently estimate second quarter of 2018 net production to average 1,300 MMcfe to 1,320 MMcfe per day.

•	Gulfport’s lead lenders have proposed an increase to Gulfport’s borrowing base to $1.4 billion from $1.2 billion, subject to the approval of the additional banks within the syndicate, with Gulfport’s elected commitment to remain at $1.0 billion.

•	Increased hedge position to approximately 948 BBtu per day of natural gas fixed price swaps during 2018 at an average fixed price of $3.05 per MMBtu and a large base level of 662 BBtu per day of natural gas fixed price swaps during 2019 at an average fixed price of $2.84 per MMBtu.

Chief Executive Officer and President, Michael G. Moore, commented, “Gulfport began the year strong both operationally and financially, delivering on several of our strategic objectives planned for 2018. The outperformance of our base production wedge and new well delivery in the SCOOP positioned us well in the first quarter and led to an increase in our forecasted average daily volumes for the full year, highlighting the quality of our asset base and further bolstering the free cash flow generated from our 2018 activities. Gulfport remains steadfastly committed to funding our total 2018 capital budget from cash flow and estimate that roughly two-thirds of the capital budget will be invested during the first half of the year, with spend decreasing significantly in the third and fourth quarters.

We were opportunistic and aggressive with our stock repurchase program and completed the full $100 million authorization in the open market prior to the end of the first quarter. We remain committed to realizing the most value for our stockholders. As we evaluate the best uses of our available liquidity, we will consider a range of options, including stock repurchases and debt reduction, practicing discipline as we allocate capital to programs and strategic initiatives that we believe have the highest return potential. Furthermore, our commitment to demonstrating capital discipline is highlighted by our board’s decision to include a metric relating to Gulfport’s return on average capital employed into Gulfport’s 2018 annual incentive plan targets, which are intended to maximize the value of every dollar we invest and our commitment to the Gulfport stockholders.”

Stock Repurchase Program

During the first quarter of 2018, Gulfport repurchased 9.7 million shares and completed in full the previously announced authorized program to acquire up to $100 million of the Company’s outstanding common stock during 2018.

Gulfport announced today that its board of directors has expanded the stock repurchase program and Gulfport has been authorized to acquire up to an additional $100 million of its outstanding common stock during 2018 for a total of up to $200 million. Purchases under the expanded repurchase program may be made from time to time in open market or privately negotiated transactions, and will be subject to market conditions, applicable legal requirements, contractual obligations and other factors. The repurchase program does not require the Company to acquire any specific number of shares. The Company intends to purchase shares under the repurchase program opportunistically with available funds while maintaining sufficient liquidity to fund its 2018 capital development program. This repurchase program is authorized to extend through December 31, 2018 and may be suspended from time to time, modified, extended or discontinued by the board of directors at any time.

Financial Results

For the first quarter of 2018, Gulfport reported net income of $90.1 million, or $0.50 per diluted share, on revenues of $325.4 million. For the first quarter of 2018, EBITDA (as defined and reconciled below for each period presented) was $236.0 million and cash flow from operating activities before changes in operating assets and liabilities (as defined and reconciled below for each period presented) was $217.1 million. Gulfport’s GAAP net income for the first quarter of 2018 includes the following items:

•	Aggregate non-cash derivative loss of $25.4 million.

•	Aggregate gain of $13.5 million in connection with Gulfport’s equity interests in certain equity investments.

Excluding the effect of these items, Gulfport’s financial results for the first quarter of 2018 would have been as follows:

•	Adjusted oil and gas revenues of $350.8 million.

•	Adjusted net income of $101.9 million, or $0.56 per diluted share.

•	Adjusted EBITDA of $247.9 million.

Production and Realized Prices

Gulfport’s net daily production for the first quarter of 2018 averaged approximately 1,288.6 MMcfe per day. For the first quarter of 2018, Gulfport’s net daily production mix was comprised of approximately 88% natural gas, 8% natural gas liquids (“NGL”) and 4% oil.

Gulfport’s realized prices for the first quarter of 2018 were $2.35 per Mcf of natural gas, $48.27 per barrel of oil and $0.75 per gallon of NGL, resulting in a total equivalent price of $2.81 per Mcfe. Gulfport’s realized prices for the first quarter of 2018 include an aggregate non-cash derivative loss of $25.4 million. Before the impact of derivatives, realized prices for the first quarter of 2018, including transportation costs, were $2.44 per Mcf of natural gas, $60.36 per barrel of oil and $0.71 per gallon of NGL, for a total equivalent price of $2.95 per Mcfe.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	Three months ended
	March 31,
	2018	2017
Production Volumes:
Natural gas (MMcf)	102,042	66,284
Oil (MBbls)	757	514
NGL (MGal)	65,756	49,667
Gas equivalent (MMcfe)	115,977	76,461
Gas equivalent (Mcfe per day)	1,288,631	849,569
Average Realized Prices:
(before the impact of derivatives):
Natural gas (per Mcf)	$2.44	$2.68
Oil (per Bbl)	$60.36	$47.52
NGL (per Gal)	$0.71	$0.63
Gas equivalent (per Mcfe)	$2.95	$3.05
Average Realized Prices:
(including cash-settlement of derivatives and excluding non-cash derivative gain or loss):
Natural gas (per Mcf)	$2.60	$2.57
Oil (per Bbl)	$54.72	$47.68
NGL (per Gal)	$0.67	$0.63
Gas equivalent (per Mcfe)	$3.02	$2.96
Average Realized Prices:
Natural gas (per Mcf)	$2.35	$3.98
Oil (per Bbl)	$48.27	$68.75
NGL (per Gal)	$0.75	$0.68
Gas equivalent (per Mcfe)	$2.81	$4.36

The table below summarizes Gulfport’s first quarter of 2018 production by asset area:

GULFPORT ENERGY CORPORATION

PRODUCTION BY AREA

(Unaudited)

	Three months ended	Three months ended
	March 31,	March 31,
	2018	2017
Utica Shale
Natural gas (MMcf)	87,196	61,152
Oil (MBbls)	78	132
NGL (MGal)	35,738	39,311
Gas equivalent (MMcfe)	92,772	67,559
SCOOP(1)
Natural gas (MMcf)	14,832	5,115
Oil (MBbls)	497	135
NGL (MGal)	30,008	10,322
Gas equivalent (MMcfe)	22,103	7,398
Southern Louisiana
Natural gas (MMcf)	7	8
Oil (MBbls)	169	235
NGL (MGal)	—	—
Gas equivalent (MMcfe)	1,021	1,416
Other
Natural gas (MMcf)	7	9
Oil (MBbls)	12	12
NGL (MGal)	9	35
Gas equivalent (MMcfe)	82	88

(1) 2017 SCOOP production included from the February 17, 2017 closing date.

First Quarter 2018 Capital Expenditures

For the first quarter of 2018, Gulfport’s D&C capital expenditures totaled $247.9 million and non-D&C capital expenditures totaled $42.9 million. According to plan, the 2018 capital program is heavily weighted to the first half of the 2018 and Gulfport currently estimates approximately two-thirds of the 2018 capital budget will be invested during the first half of 2018.

Strike Force Monetization

On April 26, 2018, Gulfport announced that it had entered into a definitive agreement to sell its 25% interest in Strike Force for a purchase price of $175 million in an all cash transaction to EQT Midstream Partners. The transaction closed on May 1, 2018.

2018 Financial Position and Liquidity

As of March 31, 2018, Gulfport had cash on hand of approximately $118.6 million. As of March 31, 2018, $200.0 million was outstanding under Gulfport’s revolving credit facility with outstanding letters of credit totaling $242.8 million.

Expected Borrowing Base Increase to $1.4 Billion

In connection with the scheduled spring redetermination of Gulfport’s revolving credit facility, Gulfport’s lead lenders have proposed an increase to Gulfport’s borrowing base to $1.4 billion from $1.2 billion, subject to the approval of the additional banks within the syndicate. Gulfport’s elected commitment under this facility is anticipated to remain at $1.0 billion.

2018 Capital Budget and Production Guidance Update

Gulfport reaffirms its expectation that its 2018 D&C total capital expenditures will be in the range of $630 million to $685 million. Upon completion of the Strike Force monetization, Gulfport’s capital obligations associated with its equity interest in Strike Force were eliminated and the Company now forecasts its 2018 non-D&C capital expenditures to be reduced by approximately $20 million. As a result, total non-D&C capital expenditures are expected to be in the range of $120 million to $130 million.

Based on results during first quarter of 2018, Gulfport has increased its production guidance and now forecasts its 2018 average daily net production will be in the range of 1,310 MMcfe to 1,340 MMcfe per day, an increase of 20% to 23% over its 2017 average daily net production of 1,089.2 MMcfe per day. For the second quarter of 2018, Gulfport estimates that its average daily net production will be in the range of 1,300 MMcfe to 1,320 MMcfe per day,

Based on actual results during the first quarter of 2018 and utilizing current strip pricing at the various regional pricing points at which the Company sells its natural gas, Gulfport reiterates its guidance that realized natural gas price differential, before the effect of hedges and inclusive of the Company’s firm transportation expense, will average in the range of $0.58 to $0.72 per Mcf below NYMEX settlement prices in 2018. Gulfport reiterates its guidance that expected 2018 realized NGL price and oil price and forecasts that its 2018 realized NGL price, before the effect of hedges and including transportation expense, will be approximately 45% to 50% of WTI and its 2018 realized oil price will be in the range of $3.00 to $3.50 per barrel below WTI.

The table below summarizes the Company’s updated full year 2018 guidance:

GULFPORT ENERGY CORPORATION

COMPANY GUIDANCE

	Year Ending
	2018
	Low	High
Forecasted Production
Average Daily Gas Equivalent (MMcfepd)	1,310	1,340
% Gas	~89%
% Natural Gas Liquids	~7%
% Oil	~4%

Forecasted Realizations (before the effects of hedges)
Natural Gas (Differential to NYMEX Settled Price)—$/Mcf	$(0.58)	$(0.72)
NGL (% of WTI)	45%	50%
Oil (Differential to NYMEX WTI) $/Bbl	$(3.00)	$(3.50)

Projected Operating Costs
Lease Operating Expense—$/Mcfe	$0.17	$0.19
Production Taxes—$/Mcfe	$0.06	$0.08
Midstream Gathering and Processing—$/Mcfe	$0.57	$0.63
General and Administrative—$/Mcfe	$0.12	$0.14

Depreciation, Depletion and Amortization—$/Mcfe	$0.95	$1.05

	Total
Budgeted D&C Expenditures—In Millions:
Operated	$490	$525
Non-Operated	$140	$160

Total Budgeted E&P Capital Expenditures	$630	$685

Budgeted Non-D&C Expenditures—In Millions:	$120	$130
Total Capital Expenditures—In Millions:	$750	$815

Net Wells Drilled
Utica—Operated	26	29
Utica—Non-Operated	7	8

Total	33	37
SCOOP—Operated	10	11
SCOOP—Non-Operated	4	5

Total	14	16
Net Wells Turned-to-Sales
Utica—Operated	33	37
Utica—Non-Operated	9	10

Total	42	47
SCOOP—Operated	16	18
SCOOP—Non-Operated	2	3

Total	18	21

Operational Update

The table below summarizes Gulfport’s activity for the first quarter of 2018 and the number of net wells expected to be drilled and turned-to-sales for the remainder of 2018:

GULFPORT ENERGY CORPORATION
ACTIVITY SUMMARY
(Unaudited)

	Three Months ended March 31,	Remaining Wells	Guidance(1)
	2018	2018	2018
Net Wells Drilled
Utica—Operated	10.0	17.5	27.5
Utica—Non-Operated	1.8	5.7	7.5

Total	11.8	23.2	35.0
SCOOP—Operated	3.8	6.7	10.5
SCOOP—Non-Operated	2.6	1.9	4.5

Total	6.4	8.6	15.0
Net Wells Turned-to-Sales
Utica—Operated	3.0	32.0	35.0
Utica—Non-Operated	3.1	6.4	9.5

Total	6.1	38.4	44.5
SCOOP—Operated	6.3	10.7	17.0
SCOOP—Non-Operated	0.4	2.1	2.5

Total	6.7	12.8	19.5

(1)	Utilizes mid-point of publicly provided 2018 guidance

Utica Shale

In the Utica Shale, during the first quarter of 2018, Gulfport spud 13 gross (10.0 net) operated wells. The wells drilled during the first quarter of 2018 had an average lateral length of approximately 9,000 feet. Normalizing to an 8,000 foot lateral length, Gulfport’s average drilling days during the first quarter of 2018 from spud to rig release totaled approximately 19.0 days, a decrease of 8% over full year 2017. In addition, Gulfport turned-to-sales three gross and net operated wells with an average stimulated lateral length of approximately 6,600 feet on March 31, 2018.

During the first quarter of 2018, net production from Gulfport’s Utica acreage averaged approximately 1,030.8 MMcfe per day, a decrease of 1% over the fourth quarter of 2017 and an increase of 37% over the first quarter of 2017.

At present, Gulfport has two operated horizontal drilling rigs active in the play.

SCOOP

In the SCOOP, during the first quarter of 2018, Gulfport spud five gross (3.8 net) operated wells.

The wells drilled during the first quarter of 2018 had an average lateral length of approximately 8,900 feet. Normalizing to an 7,500 foot lateral length, Gulfport’s average drilling days during the first quarter of 2018 from spud to rig release totaled approximately 69.7 days, a decrease of 3% over full year 2017. In addition, Gulfport turned-to-sales seven gross (6.3 net) operated wells with an average stimulated lateral length of approximately 6,500 feet during the first quarter of 2018.

During the first quarter of 2018, net production from the acreage averaged approximately 245.6 MMcfe per day, an increase of 19% over the fourth quarter of 2017.

At present, Gulfport has four operated horizontal rigs drilling in the play and it expects to release two rigs mid 2018 as the contracts for these rigs expire.

Southern Louisiana

At its West Cote Blanche Bay and Hackberry fields, during the first quarter of 2018, Gulfport performed 19 recompletions at the fields. Net production during the first quarter of 2018 totaled approximately 11.3 MMcfe per day.

SCOOP Woodford Production Results

Gulfport recently turned-to-sales two gross Woodford wells located in the wet gas window in central Grady County, Oklahoma. The Lilly 3-15X10H has a stimulated lateral length of 6,816 feet and a 24-hour initial production peak rate of 14.1 MMcf per day and 421 barrels of oil per day. Based upon the composition analysis, the gas being produced is 1,157 BTU gas and yielding 43.3 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 14%. On a three-stream basis, the Lilly 3-15X10H produced at a 24-hour initial production peak rate of 18.4 MMcfe per day, or 2,694 Mcfe per 1,000 foot of lateral, which is comprised of approximately 66% natural gas, 20% NGL and 14% oil.

The Lilly 4-15X10H has a stimulated lateral length of 7,323 feet and a 24-hour initial production peak rate of 10.6 MMcf per day and 447 barrels of oil per day. Based upon the composition analysis, the gas being produced is 1,157 BTU gas and yielding 43.3 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 14%. On a three-stream basis, the Lilly 4-15X10H produced at a 24-hour initial production peak rate of 14.5 MMcfe per day, or 1,982 Mcfe per 1,000 foot of lateral, which is comprised of approximately 63% natural gas, 19% NGL and 18% oil.

During its initial 60 days of production, the North Cheyenne 3-10X3H cumulatively produced 525.4 MMcf of natural gas and 15.2 thousand barrels of oil. Based upon the composition analysis, the gas being produced is 1,162 BTU gas and yielding 44.1 barrels of natural gas liquids per MMcf of natural gas and results in a natural gas shrink of 15%. On a three-stream basis, the North Cheyenne 3-10X3H produced at an average 60-day production rate of 11.3 MMcfe per day, or 1,563 Mcfe per 1,000 foot of lateral, which is comprised of approximately 66% natural gas, 21% NGL and 13% oil.

During its initial 60 days of production, the North Cheyenne 4-10X3H cumulatively produced 567.1 MMcf of natural gas and 20.3 thousand barrels of oil. Based upon the composition analysis, the gas being produced is 1,162 BTU gas and yielding 44.1 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 15%. On a three-stream basis, the North Cheyenne 4-10X3H produced at an average 60-day production rate of 12.6 MMcfe per day, or 1,830 Mcfe per 1,000 foot of lateral, which is comprised of approximately 64% natural gas, 20% NGL and 16% oil.

During its initial 60 days of production, the North Cheyenne 5-10X3H cumulatively produced 771.7 MMcf of natural gas and 26.6 thousand barrels of oil. Based upon the composition analysis, the gas being produced is 1,152 BTU gas and yielding 41.7 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 14%. On a three-stream basis, the North Cheyenne 5-10X3H produced at an average 60-day production rate of 16.9 MMcfe per day, or 2,930 Mcfe per 1,000 foot of lateral, which is comprised of approximately 65% natural gas, 19% NGL and 16% oil.

During its initial 60 days of production, the North Cheyenne 6-10X3H cumulatively produced 702.7 MMcf of natural gas and 23.1 thousand barrels of oil. Based upon the composition analysis, the gas being produced is 1,152 BTU gas and yielding 41.7 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 14%. On a three-stream basis, the North Cheyenne 6-10X3H produced at an average 60-day production rate of 15.3 MMcfe per day, or 2,551 Mcfe per 1,000 foot of lateral, which is comprised of approximately 66% natural gas, 19% NGL and 15% oil.

During its initial 60 days of production, the North Cheyenne 7-10X3H cumulatively produced 553.7 MMcf of natural gas and 18.7 thousand barrels of oil. Based upon the composition analysis, the gas being produced is 1,162 BTU gas and yielding 43.9 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 15%. On a three-stream basis, the North Cheyenne 7-10X3H produced at an average 60-day production rate of 12.1 MMcfe per day, or 1,904 Mcfe per 1,000 foot of lateral, which is comprised of approximately 65% natural gas, 20% NGL and 15% oil.

During its initial 60 days of production, the North Cheyenne 8-10X3H cumulatively produced 699.0 MMcf of natural gas and 21.9 thousand barrels of oil. Based upon the composition analysis, the gas being produced is 1,162 BTU gas and yielding 43.9 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 15%. On a three-stream basis, the North Cheyenne 8-10X3H produced at an average 60-day production rate of 15.2 MMcfe per day, or 2,364 Mcfe per 1,000 foot of lateral, which is comprised of approximately 65% natural gas, 20% NGL and 15% oil.

The table below summarizes the Company’s recent SCOOP well results:

GULFPORT ENERGY CORPORATION
SCOOP WELL RESULTS SUMMARY
(Unaudited)

		Phase	Stimulated	Wellhead	NGLs		Product Mix(1)			Average Prod. Rates (MMcfepd)
	County	Window	Lateral	BTU	Per MMcf	% Shrink	Gas	NGLs	Oil	24-Hr	30-Day	60-Day	90-Day
EJ Craddock 8-28X21H	Central Grady	Woodford Wet Gas	7,961	1,171	47.0	16%	55%	19%	26%	19.7	17.3	16.1	15.2
Lilly 3-15X10H	Central Grady	Woodford Wet Gas	6,816	1,157	43.3	14%	66%	20%	14%	18.4	—	—	—
Lilly 4-15X10H	Central Grady	Woodford Wet Gas	7,323	1,157	43.3	14%	63%	19%	18%	14.5	—	—	—
North Cheyenne 3-10X3H	Central Grady	Woodford Wet Gas	7,218	1,162	44.1	15%	64%	20%	16%	13.2	12.1	11.3	—
North Cheyenne 4-10X3H	Central Grady	Woodford Wet Gas	6,867	1,162	44.1	15%	62%	19%	19%	14.6	13.4	12.6	—
North Cheyenne 5-10X3H	Central Grady	Woodford Wet Gas	5,782	1,152	41.7	14%	64%	19%	17%	20.6	18.4	16.9	—
North Cheyenne 6-10X3H	Central Grady	Woodford Wet Gas	6,002	1,152	41.7	14%	64%	19%	18%	19.4	16.8	15.3	—
North Cheyenne 7-10X3H	Central Grady	Woodford Wet Gas	6,379	1,162	43.9	15%	63%	20%	17%	12.3	12.7	12.1	—
North Cheyenne 8-10X3H	Central Grady	Woodford Wet Gas	6,413	1,162	43.9	15%	62%	19%	18%	17.2	16.1	15.2	—
Pauline 3-27X22H	Central Grady	Woodford Wet Gas	4,322	1,212	57.3	18%	49%	21%	30%	8.8	8.0	7.4	6.8
Pauline 4-27X22H	Central Grady	Woodford Wet Gas	7,978	1,212	57.3	18%	52%	22%	26%	17.3	16.1	15.0	14.1
Pauline 5-27X22H	Central Grady	Woodford Wet Gas	7,929	1,216	57.4	22%	50%	22%	27%	22.2	19.1	17.4	16.0
Pauline 6-27X22H	Central Grady	Woodford Wet Gas	7,273	1,216	57.4	22%	50%	22%	28%	22.9	19.6	17.7	16.2
Pauline 8-27X22H	Central Grady	Woodford Wet Gas	7,658	1,210	58.8	19%	51%	22%	27%	18.4	18.6	17.6	16.6
Vinson 2-22X27H	SE Grady	Woodford Wet Gas	8,539	1,118	35.7	11%	79%	19%	2%	16.5	15.7	14.4	13.4
Vinson 3R-22X27H	SE Grady	Woodford Wet Gas	8,475	1,118	35.7	11%	79%	19%	2%	19.0	18.7	17.3	16.3
Winham 7-22H	S Grady	Woodford Wet Gas	4,898	1,146	40.0	13%	64%	18%	18%	23.4	19.9	19.0	17.9
Serenity 5-22H	S Grady	Sycamore	5,980	1,143	39.2	13%	70%	19%	11%	15.7	15.8	15.4	15.0
Lauper 4-26H	SE Grady	Springer Oil	4,257	1,418	120.8	34%	10%	11%	79%	4.7	3.2	2.9	2.6

Note: All well results presented are based upon three-stream production data and assume contractual ethane recovery.

1.	Product mix calculated utilizing 24-hr initial production rate.

Derivatives

Gulfport has hedged a portion of its expected production to lock in prices and returns that provide certainty of cash flow to execute on its capital plans. The table below sets forth the Company’s hedging positions as of May 8, 2018.

GULFPORT ENERGY CORPORATION
COMMODITY DERIVATIVES—HEDGE POSITION
(Unaudited)

	2Q2018	3Q2018	4Q2018
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	920	1,010	1,010
Price ($ per MMBtu)	$3.01	$3.01	$3.01
Swaption contracts (NYMEX)
Volume (BBtupd)	50	50	50
Price ($ per MMBtu)	$3.13	$3.13	$3.13
Oil:
Swap contracts (LLS)
Volume (Bblpd)	2,000	2,000	2,000
Price ($ per Bbl)	$56.22	$56.22	$56.22
Swap contracts (WTI)
Volume (Bblpd)	4,170	4,500	4,500
Price ($ per Bbl)	$54.59	$53.72	$53.72
NGL:
C3 Propane Swap Contracts
Volume (Bblpd)	4,000	4,000	4,000
Price ($ per Gal)	$0.69	$0.69	$0.69
C5+ Swap Contracts
Volume (Bblpd)	500	500	500
Price ($ per Gal)	$1.11	$1.11	$1.11

	2018	2019
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	948	662
Price ($ per MMBtu)	$3.05	$2.84
Swaption contracts (NYMEX)
Volume (BBtupd)	43	135
Price ($ per MMBtu)	$3.10	$3.07
Basis Swap Contract (NGPL MC)
Volume (BBtupd)	12	—
Differential ($ per MMBtu)	$(0.26)	$—
Oil:
Swap contracts (LLS)
Volume (Bblpd)	1,507	1,000
Price ($ per Bbl)	$56.22	$59.55
Swap contracts (WTI)
Volume (Bblpd)	4,779	4,000
Price ($ per Bbl)	$54.29	$58.28
NGL:
C3 Propane Swap Contracts
Volume (Bblpd)	4,000	3,000
Price ($ per Gal)	$0.69	$0.66
C5 Pentane Swap Contracts
Volume (Bblpd)	500	500
Price ($ per Gal)	$1.11	1.29

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Company Information” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will hold a conference call on Wednesday, May 9, 2018 at 8:00 a.m. CST to discuss its first quarter of 2018 financial and operational results and to provide an update on the Company’s recent activities.

Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 866-373-3408 or 412-902-1039 for international callers. A replay of the call will be available for two weeks at 877-660-6853 or 201-612-7415 for international callers. The replay passcode is 13622396. The webcast will also be available for two weeks on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy is an independent natural gas and oil company focused on the exploration and development of natural gas and oil properties in North America and is one of the largest producers of natural gas in the contiguous United States. Headquartered in Oklahoma City, Gulfport holds significant acreage positions in the Utica Shale of Eastern Ohio and the SCOOP Woodford and SCOOP Springer plays in Oklahoma. In addition, Gulfport holds an acreage position along the Louisiana Gulf Coast, has an approximately 25% equity interest in Mammoth Energy Services, Inc. (NASDAQ:TUSK) and has a position in the Alberta Oil Sands in Canada through its 25% interest in Grizzly Oil Sands ULC. For more information, please visit www.gulfportenergy.com.

Forward Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions that might affect the timing and amount of the repurchase program; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; Gulfport’s ability to identify, complete and integrate acquisitions of properties and businesses; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax (benefit) expense, accretion expense and depreciation, depletion and amortization. Adjusted EBITDA is a non-GAAP financial measure equal to EBITDA less non-cash derivative loss (gain), acquisition expense and (income) loss from equity method investments. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activity before changes in operating assets and liabilities. Adjusted net income is a non-GAAP financial measure equal to pre-tax net income less non-cash derivative loss (gain), acquisition expense and (income) loss from equity method investments. The Company has presented EBITDA and adjusted EBITDA because it uses these measures as an integral part of its internal reporting to evaluate its performance and the performance of its senior management. These measures are considered important indicators of the operational strength of the Company’s business and eliminate the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that these measures provide useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor & Media Contact:

Jessica Wills – Director, Investor Relations

jwills@gulfportenergy.com

405-252-4550

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
	2018	2017
	(In thousands, except share data)
Revenues:
Natural gas sales	$249,399	$177,837
Oil and condensate sales	45,686	24,411
Natural gas liquid sales	46,836	31,179
Net (loss) gain on gas, oil and NGL derivatives	(16,529)	99,577

	325,392	333,004

Costs and expenses:
Lease operating expenses	18,906	19,303
Production taxes	6,854	3,906
Midstream gathering and processing	64,193	47,941
Depreciation, depletion and amortization	111,018	65,991
General and administrative	13,099	12,600
Accretion expense	1,004	282
Acquisition expense	—	1,298

	215,074	151,321

INCOME FROM OPERATIONS	110,318	181,683

OTHER (INCOME) EXPENSE:
Interest expense	33,965	23,479
Interest income	(37)	(842)
(Income) loss from equity method investments, net	(13,536)	4,907
Other income	(95)	(316)

	20,297	27,228

INCOME BEFORE INCOME TAXES	90,021	154,455
INCOME TAX BENEFIT	(69)	—

NET INCOME	$90,090	$154,455

NET INCOME PER COMMON SHARE:
Basic	$0.50	$0.91

Diluted	$0.50	$0.91

Weighted average common shares outstanding—Basic	180,714,881	170,272,685
Weighted average common shares outstanding—Diluted	180,802,301	170,488,519

GULFPORT ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2018	December 31, 2017
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$118,613	$99,557
Accounts receivable—oil and natural gas	199,457	182,213
Prepaid expenses and other current assets	7,564	4,912
Short-term derivative instruments	50,906	78,847

Total current assets	376,540	365,529

Property and equipment:
Oil and natural gas properties, full-cost accounting, $2,971,119 and $2,912,974 excluded from amortization in 2018 and 2017, respectively	9,470,697	9,169,156
Other property and equipment	89,648	86,754
Accumulated depletion, depreciation, amortization and impairment	(4,264,647)	(4,153,733)

Property and equipment, net	5,295,698	5,102,177

Other assets:
Equity investments	311,694	302,112
Long-term derivative instruments	15,769	8,685
Deferred tax asset	—	1,208
Inventories	8,505	8,227
Other assets	20,186	19,814

Total other assets	356,154	340,046

Total assets	$6,028,392	$5,807,752

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$577,548	$553,609
Asset retirement obligation—current	120	120
Short-term derivative instruments	37,570	32,534
Current maturities of long-term debt	629	622

Total current liabilities	615,867	586,885

Long-term derivative instruments	2,499	2,989
Asset retirement obligation—long-term	76,267	74,980
Deferred tax liability	2,884	—
Other non-current liabilities	2,963	2,963
Long-term debt, net of current maturities	2,239,023	2,038,321

Total liabilities	2,939,503	2,706,138

Commitments and contingencies
Preferred stock, $.01 par value; 5,000,000 authorized, 30,000 authorized as redeemable 12% cumulative preferred stock, Series A; 0 issued and outstanding	—	—
Stockholders’ equity:
Common stock—$.01 par value, 200,000,000 authorized, 173,523,487 issued and outstanding at March 31, 2018 and 183,105,910 at December 31, 2017	1,735	1,831
Paid-in capital	4,319,034	4,416,250
Accumulated other comprehensive loss	(46,042)	(40,539)
Retained deficit	(1,185,838)	(1,275,928)

Total stockholders’ equity	3,088,889	3,101,614

Total liabilities and stockholders’ equity	$6,028,392	$5,807,752

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three months ended March 31,
	2018	2017
	(In thousands)
Net income	$90,090	$154,455
Interest expense	33,965	23,479
Income tax benefit	(69)	—
Accretion expense	1,004	282
Depreciation, depletion and amortization	111,018	65,991

EBITDA	$236,008	$244,207

	Three months ended March 31,
	2018	2017
	(In thousands)
Cash provided by operating activity	$226,349	$142,645
Adjustments:
Changes in operating assets and liabilities	(9,299)	(20,943)

Operating Cash Flow	$217,050	$121,702

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months ended	Three Months Ended
	March 31, 2018	March 31, 2017
	(In thousands)
EBITDA	$236,008	$244,207

Adjustments:
Non-cash derivative loss (gain)	25,403	(106,796)
Acquisition expense	—	1,298
(Income) loss from equity method investments	(13,536)	4,907

Adjusted EBITDA	$247,875	$143,616

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

	Three Months ended	Three Months Ended
	March 31, 2018	March 31, 2017
	(In thousands, except share data)
Pre-tax net income excluding adjustments	$90,021	$154,455
Adjustments:
Non-cash derivative loss (gain)	25,403	(106,796)
Acquisition expense	—	1,298
(Income) loss from equity method investments	(13,536)	4,907

Pre-tax net income excluding adjustments	$101,888	$53,864

Adjusted net income	$101,888	$53,864

Adjusted net income per common share:
Basic	$0.56	$0.32

Diluted	$0.56	$0.32

Basic weighted average shares outstanding	180,714,881	170,272,685
Diluted weighted average shares outstanding	180,802,301	170,488,519